                                                 NEWS RELEASE


                              Media Contact               Investor Relations
                              Michael Berman              Karen Fugate
                              Sabre                       Sabre
                              682-605-2397 (office)       682-605-2343
                              817-313-4745 (cell)         karen.fugate@sabre.com
                              michael.berman@sabre.com

      SABRE INCREASES EARNINGS PROJECTION FOR FIRST QUARTER AND FULL YEAR

SOUTHLAKE, Texas, March 19, 2002 -- Sabre Holdings Corporation (NYSE: TSG), the leading provider of technology, distribution and marketing services for the travel industry, today raised its earnings projection for the first quarter of 2002 and the year.

For the first quarter, the company projects earnings per share, excluding special items, will be in the range of $0.58 to $0.61, exceeding previous guidance of $0.47 to $0.52. The increase in the first quarter earnings projection is primarily the result of lower operating costs and expense control. The company expects spending to gradually return to planned levels through the year.

The company reiterated its guidance for first quarter revenues, which remain on course in a volatile industry. First quarter revenues are expected to decline one to six percent, year over year, as global bookings gradually recover industry wide. Travel bookings also remain in line with company expectations.

In addition to the increased earnings guidance for the first quarter, the company expects second quarter, 2002 earnings per share, excluding special items, to be in the range of $0.55 to $0.60. For the full year, 2002 earnings per share, excluding special items, are projected to be in the range of $1.93 to $2.03, above previous guidance of $1.80 to $1.90. The company's projections for 2002 revenues and travel booking levels remain unchanged.

Sabre plans to report its first quarter, 2002 earnings on Thursday, April 18 at 10:00 am, central time.

ABOUT SABRE

Sabre is the leading provider of technology, distribution and marketing services for the travel industry. Headquartered in Southlake, located in the Dallas-Fort Worth Metroplex, the company has approximately 5,500 employees in 45 countries. Sabre reported 2001 revenues of $2.1 billion. Sabre maintains an ownership interest of approximately 70 percent in Travelocity.com (Nasdaq:
TVLY), the most popular travel site on the web; and it owns GetThere, the world's leading provider of Web-based travel reservation systems for corporations and travel suppliers. Sabre is an S&P 500 company, traded on the New York Stock Exchange (NYSE: TSG). More information on Sabre is available on the World Wide Web at http://www.sabre.com.

Statements in this release which are not purely historical facts, including statements about forecasted revenue or earnings growth, cost estimates, expected operating margins or cash flow, future bookings outlook and potential transactions, or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Sabre on the date this release was issued. Sabre undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to: airlines limiting their participation in travel marketing and distribution services; and Sabre's revenues being highly dependent on the travel and transportation industries. Sabre may not succeed in addressing these and other risks. Further information regarding factors that could affect Sabre's financial and other results can be found in the risk factors section of Sabre's most recent filing on Form 10-K with the Securities and Exchange Commission.




























                                     Page 2